Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04197, 333-36726,
333-69377, 333-69393, 333-73241, 333-89699, 333-89703, 333-88288, 333-111940, 333-111941, 333-125364, and 333-125365) and Form S-3 (No. 333-109130) of DST Systems, Inc. of our report dated February 27, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 28, 2007